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                                                                       EXHIBIT 5


                 [LETTERHEAD OF SAUL, EWING, REMICK & SAUL LLP]

                                         December 18, 1997

InKine Pharmaceutical Company, Inc.
425 Park Avenue
New York, NY 10022

Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") of InKine Pharmaceutical Company, Inc., a New York corporation
(the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 21,789,672 shares of common stock, par value $.0001 per share, of the Company (the "Shares"), including (i) 19,198,430 (the "Original Shares") currently issued and outstanding and (ii) 2,591,242 shares (the "Warrant Shares") issuable upon exercise of certain warrants (the "Warrants"), all as described in the Prospectus included in the Registration Statement.

     We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Without limiting the generality of the foregoing, in our examination we have assumed without independent verification that (i) each natural person executing a document we examined is legally competent to do so,
(ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conformed to the original document, and (iii) all corporate records made available to us by the Company and or public records reviewed are accurate and complete.

     Based on the foregoing, it is our opinion that:

     1. the Original shares were, when issued, duly authorized, validly issued, fully paid and non-assessable; and

     2. the Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrants, and upon receipt by the Company of payment therefor as provided in the Warrants, will be validly issued, fully paid and non-assessable.
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InKine Pharmaceutical Company, Inc.
December 18, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this from under the caption "Legal Matters" in the Prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,




                                        SAUL, EWING, REMICK & SAUL LLP